UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2007

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On November 1, 2007, ValueClick, Inc. ("ValueClick" or "the Company") announced its financial results for the fiscal quarter ended September 30, 2007 and provided updated guidance for the fiscal year ending December 31, 2007 and initial guidance for the fiscal quarter ending December 31, 2007. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and the Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures:

Net income before interest, income taxes, depreciation, amortization, and stock-based compensation ("Adjusted-EBITDA"), a non-GAAP financial measure, is included in the attached press release at Exhibit 99.1. Adjusted-EBITDA, as defined above, may not be similar to Adjusted-EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles ("GAAP").

Management believes that Adjusted-EBITDA provides useful information to investors about the Company's performance because it eliminates the effects of period-to-period changes in income from interest on the Company’s cash and marketable securities and the costs associated with income tax expense, capital investments, and stock-based compensation which are not directly attributable to the underlying performance of the Company's business operations. Management uses Adjusted-EBITDA in evaluating the overall performance of the Company's business operations.

Though management finds Adjusted-EBITDA useful for evaluating aspects of the Company’s business, our reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses Adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that Adjusted-EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in our own evaluation of the Company's overall performance, and a baseline for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

The non-GAAP measures included in the press release at Exhibit 99.1 should be considered in addition to, not as a substitute for, or superior to, other measures of the Company’s results of operations or financial position prepared in accordance with GAAP.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2007, the Board of Directors (the "Board") of ValueClick appointed James R. Peters to the Company’s Audit Committee of the Board (the "Audit Committee") to replace Martin T. Hart, who remains a member of the Board and also a member of the Nominating and Compensation Committees of the Board. Mr. Peters, who joined the Board on July 1, 2007, was also appointed Chairman of the Audit Committee, effective immediately. David S. Buzby, who previously held the role of Chairman of the Audit Committee, will continue to be a member of the Audit Committee. In conjunction with these changes, the cash compensation paid to these Board members will change in accordance with the Director Compensation structure as outlined in the Company’s Proxy Statement filed with the Securitites and Exchange Commission on April 19, 2007.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 26, 2007, the Company's Audit Committee approved the updated ValueClick, Inc. Business Policies and Code of Ethics ("the Code"). The Code was updated to: incorporate the Company’s Fraud Policy and Insider Trading Policy, which were previously stand-alone documents, into the Code; and clarify the Company’s policies and procedures with respect to the approval by the Audit Committee of related party transactions. The Code is applicable to all employees, executive officers and directors of the Company and its subsidiaries. The Code, as approved on October 26, 2007, is included as Exhibit 14 to this Current Report on Form 8-K and has been posted on the "About Us" page of the Company’s website at www.valueclick.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

14 - ValueClick, Inc. Business Policies and Code of Ethics.

99.1 - Press Release dated November 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

November 1, 2007	By:	/s/ John Pitstick

Name: John Pitstick
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

14	ValueClick, Inc. Business Policies and Code of Ethics.
99.1	Press Release dated November 1, 2007